UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Third Avenue
Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered
Class A Common Stock, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Expeditors International of Washington, Inc. (the “Company”), a Washington corporation, with the Securities and Exchange Commission (the “Commission”) in connection with the registration of its common stock, par value $.01 per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the transfer of the listing of Common Stock from the Nasdaq Stock Market LLC to the New York Stock Exchange, where it will continue to trade under the stock symbol “EXPD”.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of Registrant’s Securities” in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 1, 2023, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.signed on its behalf by the undersigned, hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	November 16, 2023	By:	/s/ JEFFREY F. DICKERMAN
Jeffrey F. Dickerman, Senior Vice President, General Counsel & Corporate Secretary